Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

This Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement'), which shall become effective on approval hereof by the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court"); constitutes an agreement by which **PACIFIC MAGTRON, INC.** ("Seller"), agrees to sell, and **EVERLASTING PRIVATE FOUNDATION**, and/or its designees or assigns ("Buyer"), agrees to purchase certain real property located in the City of Milpitas, County of Santa Clara, State of California. This Agreement also constitutes joint escrow instructions.

RECITALS

A. Seller is the owner of certain improved real property located at 1600 California Circle, Milpitas, California 95035 (Santa Clara County Assessor's parcel numbers 022-37-012) (the "Property"). The Property is deemed to include all land, buildings, and improvements situated thereon and all interest and rights appurtenant thereto but excludes the personal property (furniture, business fixtures and business equipment) therein

B. Seller is a debtor in a Chapter 11 case pending before the Bankruptcy Court with its affiliates in Case No. BK-S-05-14326-LBR.

C. Seller proposed a sale of the Property to Vinh Sanh Properties.

D. The hearing to consider the sale of the Property was held October 14, 2005 at 10:30 a.m. At that time the Bankruptcy Court considered other bids and the Buyer was determined to have the highest bid.

E. Seller desires to sell and Buyer desires to buy the Property upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

1. Purchase and Sale. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Property upon the terms and conditions of this Agreement.

2. Purchase Price. The "Purchase Price" for the Property shall be Four Million Nine Hundred Ninety Thousand **dollars and** 0 **cents ($** 4,990,000 **.00**) subject to prorations as set forth herein. The Purchase Price shall be paid in immediately available funds of the United States of America through Escrow on the Closing Date.

3. Deposit. Buyer and Seller acknowledge that Buyer has delivered to Seller cash or a cashiers check in the amount of **Two Hundred Twenty Five Thousand Dollars ($225,000.00)** as a deposit towards the Purchase Price (the "Deposit"). **The Deposit shall not be refundable** unless the Seller is not able to deliver good and marketable title to the property within thirty (30) days of the entry of an order of the Bankruptcy Court approving this sale of the Property. The Seller shall deposit the Deposit with Chicago Title Insurance Company (the "Escrow Holder") within two (2) business days of the execution of this Agreement. The Deposit shall be applied to the Purchase Price.

4. No Due Diligence Period. Buyer shall have no additional time within which to complete its due diligence and satisfy itself as to the conditions listed below.

(a) Physical Condition of the Premises.

(b) Approval of Soil and Ground Water.

(c) Seller's Documents.

5. Approved Exceptions/Preliminary Report. Buyer Acknowledges that Buyer has received a Preliminary Report dated August 25, 2005 concerning the Property, which was prepared by Escrow Holder and identified as Title No.: 97700170-FL (the "Title Report"). Seller and Buyer acknowledge that Buyer has disapproved Exceptions 18, 19 and 20 as set forth in Schedule B of the Title Report At the Close of Escrow, Buyer shall delivery fee title to 'the Property subject only to Exceptions I through 17, inclusive, and 21 through 24, inclusive, as set forth in the Title Report (collectively the "Approved Exceptions").

6. Escrow. The parties acknowledge that prior to the Effective Date Buyer opened escrow account number 97700170-FL (the "Escrow") with Chicago Title Insurance Company, whose address is:

Chicago Title Insurance Company
110 West Taylor Street
San Jose, California, 95110
Attn: Francine Linde
Telephone (408) 292-4212
Fax (408) 292-2543
E-mail lindcf@ctt.com

for the purpose of carrying out the terms of this Agreement by depositing with Escrow Holder the Deposit. Seller and Buyer agree to prepare and execute such additional mutual escrow instructions as may be necessary and appropriate in order for Escrow Holder to close the transaction in accordance with the terms of this Agreement. Should such escrow instructions not be executed as required, Escrow Holder shall, and hereby is, directed to close escrow pursuant to the terms and conditions of this Agreement.

7. Closing. Unless extended by the mutual consent of the parties, the close of escrow ("Close of Escrow", which shall mean recording of the Grant Deed (as defined in Paragraph 7(b)(i) below) in the official records of Santa Clara County, California, and delivery of the

Purchase Price to Buyer shall occur, if at all, not later than thirty (30) days after approval of the sale of the Property to the Seller by the Bankruptcy Court. The actual date of the Close of Escrow shall sometimes be referred to herein as the "Closing Date". Upon the Close of Escrow:

(a) Real property taxes and amounts under any existing service contracts that Buyer desires to assume and of which Buyer has given Seller notice prior to the end of the Due Diligence Period shall be prorated as of the date of the Close of Escrow on the basis of a thirty (30) day month.

(b) In addition to executing and delivering any other documents or instruments which are reasonably necessary and customary for the Close of Escrow, Seller shall deliver or cause to be delivered to Buyer through Escrow:

(i) A grant deed in recordable form conveying fee title to Buyer subject only to a lien to secure payment of real estate taxes not delinquent and the Approved Exceptions (the "Grant Deed').

(ii) an ALTA Extended Coverage Owner's Policy of Title Insurance in the amount of the full Purchase Price insuring title vested in Buyer, subject only to a lien to secure payment of real estate taxes not delinquent and the Approved Exceptions; provided, however, that such policy of title Insurance shall not remove any bankruptcy or insolvency exception to coverage

(iii) a closing statement.

(c) In addition to executing and delivering any other documents or instruments which are reasonably necessary and customary for the Close of Escrow, Buyer shall deliver to Seller through Escrow:

(i) The balance of the Purchase Price, plus any other funds necessary in order for Buyer to complete the Close of Escrow according to the terms of this Agreement:

(ii) a closing statement.

8. Closinq Costs. Buyer and Seller shall each pay their respective attorney's fees. Costs for escrow fees, document preparation, recording fees, county transfer taxes, and the premium for a standard CLTA policy of title insurance with coverage in the amount of the Purchase Price shall be allocated between Buyer and Seller according to the custom of Santa Clara County, California, wherein the Property is situated; provided, however, that Buyer shall pay for any new survey and any additional premium necessary in order to purchase an ALTA Extended coverage policy of title insurance.

9. Representations and Warranties.

(a) **Buyer hereby acknowledges that The Property is being purchased "as is"**, in its existing physical condition and that Buyer is satisfied with the condition of the Property, subject to the representations and warranties of Seller set forth below being true and correct as of the Close of Escrow.

(b) Seller hereby represents and warrants to Buyer, effective both as of the Close of Escrow as follows:

(i) Authority. Seller and those individuals and entities signing this Agreement on behalf of Seller, respectively have the right, power, and authority to enter into this Agreement and perform their respective obligations under this Agreement, subject only to the approval of the Bankruptcy Court.

(ii) No Violation of Existing Agreements. Execution of this Agreement and performance of the obligations of Seller hereunder does not conflict with or constitute a default under, any contract or agreement, understanding or instrument, to which Seller is party or by which it is bound.

(iii) Non-Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

(iv) Claims. To Seller's knowledge there are no pending or threatened condemnation actions or special assessment proceedings against the Property, or any lawsuits or administrative proceedings which affect the Property.

(v) Use. To Seller's knowledge, the Property, and the prior use thereof, are not in material violation of any law and Seller has not received any notice of any claimed violation of any law from any administrative or government authority which has not been remedied.

(vi) Notices. Seller has previously provided Buyer with copies of any and all notices it has received concerning compliance of the Property with applicable laws where any alleged non-compliance has not been remedied.

(vii) Environmental Laws. To Seller's knowledge, there are no hazardous materials in, on, under, or about the Property in quantities or in conditions that (i) are in violation in any material respect of any applicable environmental laws; (ii) would result in an investigation by any governmental authority or agency; or (iii) would require remediation of the Property under applicable law.

(viii) Full Disclosure. To Seller's knowledge, no representation or warranty made by Seller in this Agreement or in any document delivered or to be delivered by Seller in connection with this Agreement, contains any untrue statement of a material fact, or fails to state a material necessary to make the statements contained therein, in light of the circumstances under which the statements were made, not misleading. Seller knows of no fact or circumstance which materially adversely affects, or can be expected to materially adversely affect, the condition, financial or otherwise of the Property or Seller.

(ix) Existing Obligations. There are no contracts, agreements or leases affecting the Property and/or the operation thereof which will survive Closing and be binding upon the Buyer and/or the Property except as disclosed in the Title Report and in Exhibit A attached hereto (collectively the "Existing Obligations"). Seller has received no written notice from any party of any breach, default or failure to perform under any of the Existing Obligations that has not heretofore been cured, and Seller has delivered no notice to any other pasty thereto alleging any breach thereunder which has not heretofore been cured.

For purposes of this Agreement, the term "to Seller's knowledge" and words of similar import shall mean the actual knowledge of the Seller and the person with the Seller responsible on a day to day basis for the Property.

10. Possession. Possession of the Property shall be delivered to Buyer at the Close of Escrow.

11. Liquidated Damages: Specific Performance.

THE PARTIES AGREE THAT IT WOULD BE IMPRACTIBLE OR EXTREMELY DIFFICULT AT THE TIME OF MAKING THIS AGREEMENT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER BY REASON OF ANY DEFAULT BY BUYER IN THE TIMELY PERFORMANCE OF ITS OBLIGATION TO PURCHASE THE PROPERTY AS PROVIDED HEREIN. THE PARTIES HERETO FURTHER AGREE THAT THEIR BEST ESTIMATE, BASED UPON ALL RELEVANT FACTS, OF THE TOTAL DAMAGE THAT SELLER WOULD SUFFER IN THE EVENT OF ANY DEFAULT IN THE TIMELY PERFORMANCE BY BUYER OF BUYER'S OBLIGATION TO PURCHASE THE PROPERTY, IS AND SHALL BE THE AMOUNT OF THE DEPOSIT PAID INTO ESCROW AT THE TIME OF DEFAULT. ACCORDINGLY IN THE EVENT THAT BUYER FAILS TO PERFORM ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT, UNLESS SELLER IS THEN IN DEFAULT HEREUNDER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER AND SELLER SHALL BE ENTITLED, AT ITS SOLE AND EXCLUSIVE REMEDY, TO RETAIN THE DEPOSIT THEN IN ESCROW OR PREVIOUSLY RELEASED FROM ESCROW TO SELLER AS LIQUIDATED DAMAGES. SELLER AND BUYER HAVE EACH PLACED THEIR INITIALS IN THE SPACES BELOW AND AGREE TO THESE LIQUIDATED DAMAGES PROVISIONS.

SELLER: ________ BUYER: ________

12. Approval of Sale by Bankruptcy Court.

Seller acknowledges that it has been informed that this Agreement was subject to approval by the Bankruptcy Court and the Bankruptcy Court has approved this Agreement at the sale hearing.

13. Agreement of the Parties. This Agreement represents the entire and integrated agreement of the parties hereto with respect to the Property and supersedes all prior negotiations, understandings and agreements with respect thereto. Both parties hereto expressly acknowledge, warrant and understand that there are no statements, representations, inducements or agreements made or between the parties hereto except as expressly set forth herein. No amendment, supplement or termination hereof shall be valid except by way of writing subscribed by the parties hereto.

14. Legal Fees. If either party commences an action against the other to enforce any of the terms hereof or because of the breach by either party of any of the terms hereof, the Prevailing Party in such action shall be entitled to recover its attorney's fees and costs and expenses incurred in connection with the prosecution or defense of such action, including any

appeal thereof, in addition to all other relief. "Prevailing Party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other party after the other party's breach or default. If such action is settled or dismissed upon the payment by the other party of the sums allegedly due or performance of the covenants allegedly breached, or the plaintiff obtains substantially the relief sought by it in the action.

15. Notice. Any and all notices or other communications which any party hereto may be required or desires to serve upon any other party hereto shall be deemed communicated when served upon such other party by personal service, or when delivered prepaid to a recognized overnight courier for next day delivery or sent by confirmed facsimile, addressed as follows:

To Seller:
Pacific Magtron, Inc.
1600 California Circle
Milpitas, CA 95035
Attention: Martin Nielson
Phone: (408) 586-5239
Fax: 646-227-1666

and:

Wayne L. Dansen, CEO
Pacific Magtron, Inc.
420 Lexington Avenue, Suite 2739
New York, NY 10170
Fax: (646) 227-1666

With copies to:

Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 S. Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Phone: (702) 228-7590
Fax: (702) 892-0122

To Buyer:
Everlasting Private Foundation
19770 Steven Creek Boulevard
Cupertino, CA 95014
Attention: Wayne Okubo
Phone: (408) 343-1088
Fax: (408) 863-7333

With copies to:

Randy Toch, Esq.
Hopkins & Carley
70 S. First Street
San Jose CA 95113
(408) 286-9800
(408) 998-4790

16. Governing Laws and Choice of Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Any dispute or litigation brought to enforce or interpret the provisions of this Agreement shall be commenced in a court or other appropriate forum for the resolution of such disputes located within the County of Santa Clara of the State of California.

17. No Waiver. No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing, not shall it be considered to be a waiver by such party of any other covenant or condition hereunder.

18. Survival. Each of the agreements, warranties and representations contained in this Agreement and any and collateral documentation delivered by or on behalf of Seller shall not be merged into the Grant Deed or any other document executed and delivered at the Close of Escrow and shall survive the Close of Escrow for a period of one (1) year; provided, however, that nothing set forth herein shall alter or limit the rights or remedies of a party in the event of an intentional misrepresentation.

19. Dates. In the event the date upon which any action required to be performed under this Agreement falls upon a weekend or holiday the day upon which such performance is due shall automatically be extended to the close of business on the next business day.

20. Brokers. Seller has been represented in this transaction by DBC Real Estate Services, Inc./DBC Commercial Group ("Seller's Broker") and Buyer has been represented in this transaction by Okubo Real Estate ("Buyer's Broker"). Upon the Close of Escrow, Seller shall pay out of Escrow a real estate broker's commission equal to four percent (4%) of the Purchase Price, which shall be divided by Seller's Broker and Buyer's Broker as they agree. Buyer agrees to indemnify, defend, and hold Seller harmless from any claim, cost, liability or cause of action asserted by any broker or finder other than Buyer's Broker claiming the right to receive a commission or finder's fee as the result of the actions of Buyer. Seller agrees to indemnify, defend, and hold Buyer harmless from any claim, cost, liability or cause of action asserted by any broker or finder claiming the right to receive a commission or finder's fee as a result of the actions of Buyer. The provisions of this paragraph shall survive the Close of Escrow or earlier termination of this Agreement

21. Time. Time is of the essence of this Agreement and every provision thereof.

22. Assignment. Buyer has the right to assign this Agreement and/or to delegate any duties or obligations arising hereunder without Seller's approval; provided, however, such an assignment or delegation shall not cause Buyer to be released from its obligations under this Agreement without the written consent of Seller.

23. Successors and Assigns. The terms, conditions, covenants, and obligations contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise a single instrument.

25. Reporting Person Designation. Seller and Buyer hereby designate the Escrow Holder as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

IN WITNESS WHEREOF, the parties have executed this Agreement.

SELLER:
PACIFIC MAGTRON, INC.,

By: [signature]
Name: MARTIN NIELSON
Title: Executive Vice President & Director
Dated: 14 OCT, 2005

BUYER:
EVERLASTING PRIVATE FOUNDATION,
a California not for profit corporation

By: [signature]
Name: [signature]
Title: President
Dated:

SELLER'S BROKER:
DBC Real Estate Services, Inc.

By: [signature]
Name: Geoffrey C Davis, JR
Title: President

BUYER'S BROKER:
Okubo Real Estate

By: [signature]
Name: [signature]
Title: Participant